                                  SCHEDULE 14C

                                 (RULE 14C-101)


                 INFORMATION REQUIRED IN INFORMATION STATEMENT


                            SCHEDULE 14C INFORMATION


                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)


           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

CHECK THE APPROPRIATE BOX:


[_]  PRELIMINARY INFORMATION STATEMENT       [_]  CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
                                                  BY RULE 14C-5(D)(2))
[X]  DEFINITIVE INFORMATION STATEMENT


                              DYNATECH CORPORATION
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [Dynatech Logo]

                    NOTICE OF PROPOSED CORPORATE ACTION

                                                       Burlington, Massachusetts

                                                             April 28, 2000

To the Stockholders of
 Dynatech Corporation:

  Enclosed is an Information Statement that describes a proposed amendment to Dynatech's Certificate of Incorporation. We are providing this statement for information purposes only and we are not soliciting your vote.

                                          By Order of the Board of Directors
                                          [Signature of Mark V.B. Tremallo]

                                          Mark V.B. Tremallo

                                          Corporate Vice President--General
                                           Counsel

                              DYNATECH CORPORATION
                          3 New England Executive Park
                      Burlington, Massachusetts 01803-5087

                             INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    GENERAL

   This Information Statement is being furnished to the stockholders of Dynatech Corporation, a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock, consisting of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"). On April 18, 2000, the Company's Board of Directors determined that it is advisable and in the best interests of the Corporation to amend the Certificate of Incorporation in order to increase the Company's authorized Common Stock to 350,000,000 shares and so approved and recommended such amendment.

   The proposed Amendment to the Certificate of Incorporation will become effective upon (i) the written consent of the holders of not less than a majority of the Company's Common Stock and (ii) the filing of the Amendment with the Secretary of State of the State of Delaware. The Company anticipates that Clayton, Dubilier & Rice Fund V Limited Partnership ("CDR Fund V"), its controlling stockholder, will give its written consent to the adoption of the Amendment and that the filing of the Amendment will occur on or about May 18, 2000. If the proposed Amendment is not adopted by written consent, the Company will be required to convene a special stockholders' meeting for the specific purpose of approving the Amendment. The date on which this Information Statement is intended to be sent to the stockholders is on or about April 28, 2000. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is April 27, 2000 (the "Record Date").

   The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Common Stock of the Company. As discussed hereafter, the Board of Directors has recommended the Amendment to make available a sufficient number of shares of Common Stock to be issued in connection with the pending merger of a subsidiary of the Company and Wavetek Wandel Goltermann, Inc. and to enhance the Company's corporate finance and executive recruitment flexibility.

   Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided this Information Statement to its stockholders of record, the Company will notify its stockholders of the effective date of the Amendment at the time of distribution of its next Annual Report on Form 10-K or its Quarterly Report on Form 10-Q. No additional action will be undertaken pursuant to such written consent, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               EXECUTIVE OFFICES

   The Company's principal executive offices are located at 3 New England Executive Park, Burlington, Massachusetts 01803-5087. Its telephone number is
(781) 272-6100.

                    OUTSTANDING VOTING STOCK OF THE COMPANY

   As of the Record Date, there were approximately 123,600,643 shares of Common Stock outstanding. No other shares of capital stock are outstanding. The Common Stock is the sole class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 29, 2000, with respect to: (i) each current director and each currently serving Executive Officer (as defined below) of the Company; (ii) all current directors and Executive Officers of the Company as a group; and (iii) each current beneficial owner of five percent or more of Common Stock.

                                            Amount and Nature
                                              of Beneficial      Percent of
     Name                                     Ownership(1)    Common Stock (2)
     ----                                   ----------------- ----------------
     Clayton, Dubilier & Rice Fund V
      Limited Partnership ("CDR Fund V")
      (3)..................................    110,790,770          90.7%
     John R. Peeler (4)....................      2,708,907           1.7%
     Allan M. Kline (5)....................      1,279,769             *
     Robert W. Woodbury (6)................        811,656             *
     Samuel W. Tishler (7).................        632,379             *
     Dennis E. Ferguson (8)................        483,860             *
     Mark V.B. Tremallo (9)................        341,649             *
     Ned C. Lautenbach.....................        307,692             *
     Brian H. Rowe (10)....................        105,923             *
     Marvin L. Mann (11)...................        101,923             *
     William O. McCoy......................         88,923             *
     Victor A. Pelson......................         84,923             *
     All current Directors and Executive
      Officers as a group (15 persons)
      (12).................................    117,738,374          75.2%

--------

The symbol "*" denotes less than 1% of outstanding Common Stock.

 (1) Represents shares of common stock beneficially owned on February 29, 2000. Unless otherwise noted, each person has sole voting and investment power with respect to such shares.

 (2) Based upon 156,444,998 shares of Common Stock outstanding as of February 29, 2000. Common Stock includes all shares of outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")), all shares of Common Stock subject to any right of acquisition by such person, through exercise of conversion of any security, within 60 days of February 29, 2000. The percent of Common Stock owned by CDR Fund V excludes the number of options exercisable within 60 days of February 29, 2000.

 (3) CD&R Associates V Limited Partnership ("Associates V") is the general partner of CDR Fund V and has the power to direct CDR Fund V as to the voting and disposition of shares held by CDR Fund V. CD&R Associates II, Inc. ("Associates II Inc.") is the managing general partner of Associates V and has the power to direct Associates V as to its direction of CDR Fund V's voting and disposition of the shares held by CDR Fund V. No person controls the voting and dispositive power of Associates II Inc. with respect to the shares owned by CDR Fund V. Each of Associates V and Associates II Inc. expressly disclaims beneficial ownership of the shares owned by CDR Fund V. The business address of Associates II Inc., Associates V and CDR Fund V is 1043 Foulk Road, Suite 106, Wilmington, Delaware 19803.

 (4) Includes 2,696,960 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

 (5) Includes 1,278,600 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

 (6) Includes 811,439 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

 (7) Includes 631,879 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

 (8) Includes 483,240 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

 (9) Includes 341,040 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

(10) Includes 5,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

(11) Includes 5,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000.

(12) Includes 6,237,747 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of February 29, 2000. Includes 110,790,770 shares of Common Stock owned by CDR Fund V. Ned C. Lautenbach, Brian D. Finn, Charles P. Pieper, Joseph L. Rice, III and Richard J. Schnall may be deemed to share beneficial ownership of the shares owned of record by CDR Fund V by virtue of their status as stockholders of Associates II Inc., the managing general partner of Associates V, the general partner of CDR Fund V, but each expressly disclaims such beneficial ownership of the shares owned by CDR Fund V. The voting stockholders of Associates II Inc. share investment and voting power with respect to securities owned by CDR Fund V, but no individual controls such investment or voting power.

   The Executive Officers of the Company as of February 29, 2000 were:

        Ned C. Lautenbach................  Chairman, President and Chief
                                           Executive Officer


        Allan M. Kline...................  Corporate Vice President, Chief
                                           Financial Officer
                                           and Treasurer

        John R. Peeler...................  Corporate Vice President--
                                           Communications Test
                                           Business and President and Chief
                                           Executive Officer
                                           of TTC

        Dennis E. Ferguson...............  Corporate Vice President and
                                           President of Airshow, Inc.


        Samuel W. Tishler................  Corporate Vice President--Corporate
                                           Development


        Mark V.B. Tremallo...............  Corporate Vice President--General
                                           Counsel


        Robert W. Woodbury, Jr...........  Corporate Vice President and
                                           Corporate Controller

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

Generally.

   The Board of Directors of the Company proposes to amend Article Four of the Company's Certificate of Incorporation to increase the authorized Common Stock to 350,000,000 shares.

Reasons for the Proposed Increase in Authorized Common Stock.

   The Company is currently authorized to issue a total of 200,100,000 shares of all classes of stock, consisting of 200,000,000 shares of Common Stock, $.01 par value per share, of which approximately 123,600,643 shares were issued and outstanding at the close of business on the Record Date, and 100,000 shares of Preferred Stock, par value $1.00 per share, of which no shares were issued and outstanding at the close of business on the Record Date. The Board of Directors recommended the increase in authorized Common Stock to make available a sufficient number of shares of Common Stock necessary to consummate the pending merger of a subsidiary of the Company and Wavetek Wandel Goltermann, Inc. In addition, the Board of Directors believes that increasing the authorized Common Stock would enhance the Company's corporate finance and executive recruitment flexibility by making a greater number of shares available for capital raising, acquisitions and issuance pursuant to the Company's option plans. Such stock issuances could be for cash, securities or other property, allowing the Company to take advantage of favorable market conditions and business opportunities, including acquisitions, and to attract or retain personnel. There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, the proposed increase in the number of authorized shares of Common Stock will have on the market price of the Company's Common Stock.

No Dissenter's Rights.

   Under Delaware Law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

   The complete text of the proposed amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                                          By Order of the Board of Directors

                                               /s/ Mark V.B. Tremallo
                                          -------------------------------------
                                          Name: Mark V.B. Tremallo

                                          Title:Vice President and General
                                           Counsel

                                                                       EXHIBIT A

                        CERTIFICATE OF AMENDMENT OF

                       CERTIFICATE OF INCORPORATION
                                       OF
                              DYNATECH CORPORATION

   Dynatech Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The name of the corporation is Dynatech Corporation. The date of filing of its Certificate of Incorporation with the Secretary of State was September 8, 1999.

     2. The first paragraph of Article FOURTH of the Certificate of Incorporation of the corporation is hereby amended in its entirety as follows:

       FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 350,100,000 shares, consisting of 350,000,000 shares of Common Stock, par value $.01 per share, and 100,000 shares of Preferred Stock, par value $1.00 per share.

     3. The amendment to the Certificate of Incorporation of the Corporation set forth in the preceding paragraphs has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment.

   IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed
this Certificate on the    day of      , 2000.

                                          DYNATECH CORPORATION

                                          By: ___________________________

                                            Name:Mark V.B. Tremallo

                                            Title:Corporate Vice President--
                                             General Counsel